                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1993, in the Registration Statement
(Form S-11 No. 33-     ) and related Prospectus of Crescent Capital Trust, Inc.
for the registration of 6,670,000 shares of Common Stock of Crescent Capital Trust, Inc.

                                          ERNST & YOUNG

April 14, 1994